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                         HARTFORD LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

                                  David T. Foy
                                  Lynda Godkin
                                 Thomas M. Marra
                                Lowndes A. Smith
                               Lizabeth H. Zlatkus
                              David M. Znamierowski

do hereby jointly and severally authorize Lynda Godkin, Christine Repasy, Marianne O'Doherty, Chris Grinnell, Thomas S. Clark and Marta Czekajewski to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


/s/ David T. Foy                            Dated as of August 29, 2000
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David T. Foy


/s/ Lynda Godkin                            Dated as of August 29, 2000
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Lynda Godkin


/s/ Thomas M. Marra                         Dated as of August 29, 2000
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Thomas M. Marra


/s/ Lowndes A. Smith                        Dated as of August 29, 2000
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Lowndes A. Smith


/s/ Lizabeth H. Zlatkus                     Dated as of August 29, 2000
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Lizabeth H. Zlatkus


/s/ David M. Znamierowski                   Dated as of August 29, 2000
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David M. Znamierowski